Exhibit 99.2

Mitesco Expands Advisory Board with Senior Technology, Infrastructure Execs

Vero Beach, Florida, April __ 2024 –-- Mitesco, Inc. (OTC:MITI, “the Company”) today announced it has added two professionals to its recently formed Advisory Board.

The two appointments, who possess considerable experience in the infrastructure, geographical information systems (GIS), outsourcing, and data center operations sectors, are:

Tom Simon, the owner of Synthos, LLC [ www.Synthos.co ], a Seattle-based provider of development and support services specializing in GIS. Synthos’ services include data procurement and analysis, and spatial and statistical analysis using industry leading applications such as ESRIs Arc-Info and Trimble Navigation. Mr. Simon’s clients include telecoms, power providers, environmental engineering and infrastructure management entities as well as governmental agencies such as NOAA, EPA and USACE.

Prior to forming Synthos, Mr. Simon was employed by key advisory firms including Booz Allen Hamilton, where he was the lead GIS consultant and project manager serving Federal agencies including US Environmental Protection Agency (USEPA), US Coast Guard, US Bureau of Land Management (BLM), and several offices of the National Oceanic and Atmospheric Administration (NOAA). He holds a Bachelor’s degree from Gonzaga University as well as a Master of Science in geography from Western Washington University.

Chris McLoughlin has spent his career in software and systems development and is an owner of Accucom Consulting, Inc. [ www.accucomci.com ], which specializes in network infrastructure, and Sentry RMS [ www.sentryrms.com ], which provides software to the public safety sector including various state and municipal law enforcement and fire agencies. Sentry’s custom applications include full design and implementation for e-commerce, accounting, ERP and CRM customization as well as general data system operations. Mr. McLoughlin holds a Bachelor’s degree from Hartwick College and a Master’s from Manhattanville University.

Comprised of individuals who may assist Mitesco in finding and evaluating qualified businesses for integration into the public holding company, the Advisory Board is a non-executive board whose participants shall not be subject to any of the regulations under Section 16 of the Securities Act.

About Mitesco, Inc.

Mitesco (www.mitescoinc.com) is seeking to build a growth-oriented company providing products, services and technology to make accessible, higher quality, and more affordable solutions. The Mitesco team has experience in both start-ups and turnarounds intent on building successful growth situations, using both organic and acquisition growth strategies. Mitesco embraces the belief that when consumers' expectations are exceeded, the business’ performance may do so as well.

Contact:

Mitesco Investor Relations

Jimmy Caplan

jimmycaplan@me.com

512.329.9505

Mitesco Media Relations

Rick Eisenberg

eiscom@msn.com

917-691-8934

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the expected foreclosure of several of our clinics. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” and variations of such words and similar expressions are intended to identify such forward-looking statements. We caution you that the foregoing may not include all the forward-looking statements made in this press release.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the ability to obtain additional financing; the risk that commenced and threatened litigation may result in material judgments against the Company; and other risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q, and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov.